The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 30, 2022

PRELIMINARY PRICING SUPPLEMENT No. U6828

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 June 30, 2022

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

■    Linked to the S&P 500® Index (the “Index”)

■   Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount will depend, in each case, on the closing level of the Index on the relevant call date

■   Automatic Call. If the closing level of the Index on any call date including the final calculation day is greater than or equal to the starting level, the securities will be automatically called for the face amount plus the call premium applicable to that call date

Call Date	Call Premium*
August 3, 2023	At least 8.60% of the face amount
February 5, 2024	At least 12.90% of the face amount
August 5, 2024	At least 17.20% of the face amount
February 3, 2025	At least 21.50% of the face amount
August 4, 2025	At least 25.80% of the face amount
February 3, 2026	At least 30.10% of the face amount
July 27, 2026 (the “final calculation day”)	At least 34.40% of the face amount
*The actual call premium applicable to each call date will be determined on the pricing date.

■   Maturity Payment Amount. If the closing level of the Index on each call date (including the final calculation day) is less than the starting level, the securities will not be automatically called, and on the stated maturity date, you will receive a cash payment per security in U. S. dollars determined as follows:

▪ If the closing level of the Index on the final calculation day is greater than or equal to the threshold level, you will receive the face amount of your securities at maturity

▪ If the closing level of the Index on the final calculation day is less than the threshold level, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Index from the starting level, and you will lose more than 40%, and possibly all, of the face amount of your securities

■   The threshold level is equal to 60% of the starting level

■   Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Index beyond the applicable fixed call premium

■   All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■   No exchange listing; you should be willing and able to hold your securities to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-10 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, product supplement, prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$24.75	$975.25
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $24.75 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 face amount of the securities on the pricing date will be between $946 and $976 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Terms of the Securities
Market Measure:	The S&P 500® Index (the “Index”)
Pricing Date:	July 29, 2022
Issue Date:	August 3, 2022
Original Offering Price:	$1,000 per security
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing level of the Index on any call date (including the final calculation day) is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date significantly exceeds the starting level. You will not participate in any appreciation of the Index beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	August 3, 2023	At least 8.60% of the face amount	At least $1,086
	February 5, 2024	At least 12.90% of the face amount	At least $1,129
	August 5, 2024	At least 17.20% of the face amount	At least $1,172
	February 3, 2025	At least 21.50% of the face amount	At least $1,215
	August 4, 2025	At least 25.80% of the face amount	At least $1,258
	February 3, 2026	At least 30.10% of the face amount	At least $1,301
	July 27, 2026	At least 34.40% of the face amount	At least $1,344

The actual call premium and payment per security upon an automatic call that is applicable to each call date will be determined on the pricing date and will be greater than or equal to the minimum call premium and payment specified in the table above.

We refer to July 27, 2026 as the “final calculation day.” Each call date may be postponed pursuant to “Postponement of a Call Date” below, if applicable. To the extent that we make any change to the expected pricing date or expected issue date, the call dates may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Terms of the Securities
Call Settlement Date:	Five business days after the applicable call date; provided that the call settlement date for the final calculation day is the stated maturity date, subject to postponement as set forth in “Postponement of Call Date” below, if applicable.
Stated Maturity Date:	August 3, 2026. If the final calculation day is postponed, the stated maturity date will be the later of (i) August 3, 2026 and (ii) three business days after such final calculation day as postponed. See “—Postponement of a Call Date” below. To the extent that we make any change to the expected pricing date or expected issue date, the stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity date is not a business day, the payment to be made at maturity will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to maturity.
Maturity Payment Amount:

If the closing level of the Index on each call date (including the final calculation day) is less than the starting level, the securities will not be automatically called, and on the stated maturity date, you will be entitled to receive a cash payment per security in U. S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•     if the ending level is less than the starting level but greater than or equal to the threshold level: $1,000; or

•     if the ending level is less than the threshold level:

$1,000 + [$1,000 × index return]

If the securities are not automatically called and the ending level is less than the threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Starting Level:

, which is the closing level of the Index on the pricing date.

In the event that the closing level is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level is available.

Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.
Threshold Level:	, which is equal to 60% of the starting level.
Index Return:	The "index return" is the percentage change from the starting level to the ending level, measured as follows:
Postponement of a Call Date:	If any call date is not a trading day, such call date will be postponed to the next succeeding day that is a trading day. A call date is also subject to postponement if a Market Disruption Event has occurred or is continuing, as set forth in “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Terms of the Securities
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $24.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the issue date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)     the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)     the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)     the expression “retail investor” means a person who is one (or more) of the following:

PRS-4

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Terms of the Securities

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22553QAN7

PRS-5

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

Additional Information about the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplement dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	believe that the closing level of the Index will be greater than or equal to the starting level on one of the call dates;

▪	seek the potential for a fixed return if the Index has appreciated at all as of any of the call dates in lieu of full participation in any potential appreciation of the Index;

▪	understand that if the closing level of the Index is less than the starting level on each of the call dates (including the final calculation day), they will not receive any positive return on their investment in the securities;

▪	understand that if the closing level of the Index on the final calculation day is less than the threshold level, they will be fully exposed to the decline in the Index from the starting level to the ending level and will lose more than 40%, and possibly all, of the face amount per security at maturity;

▪	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

▪	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and

▪	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	require full payment of the face amount of the securities at maturity;

▪	believe that the closing level of the Index will be less than the starting level on each of the call dates;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that, if the closing level of the Index is less than the starting level on each of the call dates (including the final calculation day), they will not receive any positive return on their investment in the securities;

▪	are unwilling to accept the risk that the closing level of the Index on the final calculation day may be less than the threshold level;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	seek current income;

▪	are unwilling to accept the risk of exposure to the Index;

▪	seek exposure to the upside performance of the Index beyond the applicable call premiums;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Index, please see the section titled “The S&P 500® Index” below.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Index
Trade date	Pricing date
Principal amount	Face amount
Valuation date	Final calculation day
Maturity date	Stated maturity date
Early redemption	Automatic call
Observation date	Call date
Early redemption date	Call settlement date
Initial level	Starting level
Final level	Ending level
Knock-in level	Threshold level

PRS-8

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Determining Timing and Amount of Payment on the Securities

The below payout graph shows how the payment per security is calculated:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called, You May Lose Some Or All Of The Face Amount Of Your Securities At Maturity.

If the securities are not automatically called, you may receive less at maturity than you originally invested in the securities, or you may receive nothing. If the ending level of the Index is less than the threshold level, you will be fully exposed to any depreciation in the Index. In this case, the maturity payment amount you will be entitled to receive will be less than the face amount of your securities, and you could lose your entire investment. It is not possible to predict whether the ending level will be less than the threshold level and, in such case, by how much the level of the Index has decreased from the starting level to the ending level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

No Periodic Interest Will Be Paid On The Securities.

We will not pay interest on the securities. Assuming the securities are not automatically called, you may receive less at maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities, since the maturity payment amount will be based on the appreciation or depreciation of the Index.

The Potential Return On The Securities Is Limited To The Call Premium.

If the securities are automatically called, the appreciation potential of the securities will be limited to the call premium applicable to the relevant call date, regardless of any appreciation in the Index, which may be significant. The Index may appreciate by significantly more than the percentage represented by the applicable call premium, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the closing level of the Index. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on an earlier call date, you will not receive the highest potential call premium.

The Starting Level May Be Determined On A Date Later Than The Pricing Date.

The starting level may be determined after the pricing date. In the event that the closing level of the Index is not available on the pricing date, the starting level will be determined on the immediately following trading day on which a closing level is available. Under these circumstances, you will not know the starting level until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the level of the Index. The greater the expected volatility with respect to the Index on the pricing date, the higher the expectation as of the pricing date that the closing level of the Index could be less than the starting level on any call date or the threshold level on the final calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in higher call premiums than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower threshold level) than for similar securities linked to the performance of an index with a lower expected volatility as of the pricing date. You should therefore understand that relatively higher call premiums may indicate an increased risk of loss. Further, a relatively lower threshold level may not necessarily indicate that you will receive the call premium applicable to the relevant call date or that the securities have a greater likelihood of a return of principal at maturity. The volatility of the Index can change significantly over the term of the securities. The level of the Index could fall sharply, which could

PRS-10

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Selected Risk Considerations

result in a significant loss of principal. You should be willing to accept the downside market risk of the Index and the potential to lose a significant portion, and possibly all, of the face amount per security at maturity.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same call premiums as the securities.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.

A call date (including the final calculation day) will be postponed if the applicable originally scheduled call date is not a trading day. In addition, a call date (including the final calculation day) will be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after such final calculation day as postponed.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any call date is not a trading day, it is possible that one or more call dates and the stated maturity date will be postponed, and your return could be adversely affected. No payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Call Date” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Index

Historical Performance Of The Index Is Not Indicative Of Future Performance.

The future performance of the Index cannot be predicted based on its historical performance. We cannot guarantee that the closing level or ending level of the Index will be at a level that would result in a positive return on your overall investment in the securities.

We And Our Affiliates Generally Do Not Have Any Affiliation With The Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure Of Information.

We and our affiliates generally are not affiliated with the Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Index.

Changes To The Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in the Index, make other methodological changes that could change the level of the Index, or discontinue or suspend calculation or dissemination of the Index at any time. If one or more of these events occurs, the calculation of the maturity payment amount will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to the Index” and “Additional Terms of the Securities—Discontinuance of the Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In The Index.

We cannot control the actions of any issuers of the equity securities included in the Index. Actions by such issuers may have an adverse effect on the level of the Index and, consequently, on the value of the securities.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

Selected Risk Considerations

No Ownership Rights Relating To The Index.

Your return on the securities will not reflect the return you would realize if you actually owned the equity securities that comprise the Index. The return on your investment is not the same as the total return you would receive based on a purchase of the equity securities that comprise the Index.

No Voting Rights Or Dividend Payments.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Index.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Index And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Index. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in instruments related to the Index. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade instruments related to the Index from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the level of the Index, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general, such as:

o	the expected and actual volatility of the Index;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Index;

o	interest and yield rates in the market generally;

PRS-12

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Selected Risk Considerations

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Index or markets generally and which may affect the level of the Index; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you

PRS-13

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Selected Risk Considerations

sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately four months.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any call date) could adversely affect the level of the Index and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums (based on the minimum call premiums that may be determined on the pricing date):	1st call date	8.60%
	2nd call date	12.90%
	3rd call date	17.20%
	4th call date	21.50%
	5th call date	25.80%
	6th call date	30.10%
	7th call date	34.40%
Hypothetical Starting Level:	100.00
Hypothetical Threshold Level:	60.00 (60% of the hypothetical starting level)

Hypothetical Payout Profile

PRS-16

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return
1st call date	$1,086	8.60%
2nd call date	$1,129	12.90%
3rd call date	$1,172	17.20%
4th call date	$1,215	21.50%
5th call date	$1,258	25.80%
6th call date	$1,301	30.10%
7th call date	$1,344	34.40%

If the securities are not automatically called:

Hypothetical ending level	Hypothetical index return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
60.00	-40.00%	$1,000.00	0.00%
59.00	-41.00%	$590.00	-41.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples

Example 1. The closing level of the Index on the first call date is greater than the starting level, and the securities are automatically called on the first call date:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical closing level on first call date:	125.00

Because the hypothetical closing level of the Index on the first call date is greater than the hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 8.60% of the face amount per security. Even though the Index appreciated by 25.00% from the starting level to its closing level on the first call date in this example, your return is limited to the call premium of 8.60% that is applicable to the first call date.

On the call settlement date, you would receive $1,086.00 per security.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the Index on the final calculation day is greater than the starting level, and the securities are automatically called on the final calculation day:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	120.00

Because the hypothetical closing level of the Index on each call date prior to the last call date (which is the final calculation day) is less than the hypothetical starting level, the securities are not called prior to the final calculation day. Because the closing level of the Index on the final calculation day is greater than the starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 34.40% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,344.00 per security.

Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than the threshold level and the maturity payment amount is equal to the face amount:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical ending level:	95.00
Hypothetical threshold level:	60.00, which is 60% of the hypothetical starting level

Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is greater than or equal to the threshold level, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:

S&P 500® Index
Hypothetical starting level:	100.00
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical ending level:	50.00
Hypothetical threshold level:	60.00, which is 60% of the hypothetical starting level

Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the threshold level, you would lose a portion of the face amount of your securities and receive a maturity payment amount equal to:

= $1,000 + [$1,000 × index return]

= $1,000 + [$1,000 × -50%]

= $500.00

On the stated maturity date, you would receive $500.00 per security.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

If the securities are not automatically called and the ending level is less than the threshold level, you will lose more than 40%, and possibly all, of the face amount of your securities.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Events of Default and Acceleration

See “Description of the Securities—Events of default and acceleration” in any accompanying product supplement.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to maturity and the amount of the payment you receive upon automatic call or at maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing level of the Index under certain circumstances;

•	determine if adjustments are required to the closing level of the Index under various circumstances; and

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Additional Terms Relating to the Index

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange with respect to the Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange with respect to the Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange with respect to the Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If a calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent

PRS-21

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
The S&P 500® Index

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The Reference Indices—The S&P Dow Jones Indices—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information about the S&P 500® Index.

Historical Information

We obtained the closing levels of the Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 3, 2017 to June 28, 2022. The closing level on June 28, 2022 was 3821.55. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index during the term of the securities.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026
United States Federal Tax Considerations

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-25

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the S&P 500® Index due August 3, 2026

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplement and the underlying supplement, as supplemented or superseded by this pricing supplement.

PRS-26

Market Linked Securities

Auto-Callable with Contingent
Downside

This material was prepared by Wells Fargo Securities, LLC, a registered broker-
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES ─ AUTO-CALLABLE WITH CONTINGENT DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities ─ Auto-Callable with Contingent Downside have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities ─ Auto-Callable with Contingent Downside

Market Linked Securities — Auto-Callable with Contingent Downside (“these Market Linked Securities”) offer a return linked to the performance of a market measure, such as an index, exchange-traded fund or a basket of indices or exchange-traded funds (the “underlying”). In contrast to a direct investment in the underlying, these Market Linked Securities offer the potential for a positive return in the form of a fixed call premium upon automatic call, which will be triggered if the closing level of the underlying is greater than or equal to its starting level on any specified call date. These Market Linked Securities also offer contingent protection against a moderate decline of the underlying that is applicable if, and only if, the underlying has not declined below a specified threshold level as of the final call date. However, if these Market Linked Securities are not automatically called and the underlying has declined below the threshold level as of the final call date, the contingent downside protection no longer applies and you will be fully exposed to the decline of the underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek the potential for a fixed return if the underlying is flat or appreciates at all, and a contingent measure of market risk reduction that is applicable if the underlying declines but not below the threshold level. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of the underlying beyond the fixed call premium. You must also be willing to accept the possibility of a shorter maturity upon automatic call and full downside exposure to the decline of the underlying if the underlying declines below the threshold level. The potential to receive a call premium upon automatic call applies only on the applicable call settlement date, and the contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

Market Linked Securities ─ Auto-Callable with Contingent Downside | A-2

The charts in this section do not reflect forgone
dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities ─ Auto-Callable with Contingent Downside payoff

These Market Linked Securities offer a return that is linked to the performance of an underlying but that differs from the return that would be achieved on a direct investment in the underlying. If the closing level of the underlying is greater than or equal to its starting level on any one of the specified call dates, these Market Linked Securities will be automatically called and you would receive the original offering price of these Market Linked Securities plus a fixed call premium. If these Market Linked Securities are not automatically called on one of the call dates, the payment at maturity will be based on the performance of the underlying, as measured from its starting level to its closing level on the final call date (the ending level). Under these circumstances, if the underlying has declined below a specified threshold level, you will lose a substantial portion, and possibly all, of your investment.

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Call Dates: 1 year, 1.5 years and 2 years. If the closing level of the underlying on any of the three call dates (occurring approximately 1 year, 1.5 years and 2 years after issuance) is greater than or equal to the starting level, these Market Linked Securities will be automatically called, and on the related call settlement date (typically 3 to 5 business days after the call date) you will receive a cash payment equal to the original offering price plus the call premium applicable to that call date. If these Market Linked Securities are automatically called on one of the call dates prior to maturity, the term of these Market Linked Securities will be limited (to as little as one year in the case of the first call date in this hypothetical example) and you might not be able to reinvest your funds in an investment with a similar return profile.

A-3 | Market Linked Securities ─ Auto-Callable with Contingent Downside

•	Call Premium: 7% per year. If these Market Linked Securities are automatically called on a call date, you will receive a payment on the applicable call settlement date equal to the $1,000 original offering price per Market Linked Security plus the applicable call premium, as set forth below:

Call Date	Call Premium	Payment per $1,000 Market Linked Security
1st call date (at 1 year)	7.00% of the original offering price	$1,070.00
2nd call date (at 1.5 years)	10.50% of the original offering price	$1,105.00
3rd call date (at 2 years)	14.00% of the original offering price	$1,140.00

Any return on these Market Linked Securities will be limited to the applicable call premium, even if the closing level of the underlying greatly exceeds the starting level on the applicable call date. You will not participate in any appreciation of the underlying beyond the fixed call premium. If the issuer defaults on its payment obligations, you could lose your entire investment.

•	Contingent Protection: 30%. If these Market Linked Securities are not automatically called, the contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the underlying declines by 30% or less from the starting level to the ending level — in other words, if the ending level is greater than or equal to a threshold level that is equal to 70% of the starting level. However, if these Market Linked Securities are not automatically called and the underlying declines by more than 30%, so that the ending level is less than the threshold level, you will have full downside exposure to the decrease in the level of the underlying from the starting level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the underlying declines by 30.1% from the starting level to the ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities — Auto- Callable with Contingent Downside described above for a range of percentage changes in the closing level of the underlying from the starting level to the closing level on the applicable call date.

Market Linked Securities ─ Auto-Callable with Contingent Downside | A-4

Determining payment upon automatic call or at maturity

The diagram below illustrates how to determine whether these Market Linked Securities are automatically called on a call date and, if these Market Linked Securities are not automatically called, how to determine the payment at maturity. The diagram below assumes three call dates. The ending level is the closing level of the underlying on the third call date.

A-5 | Market Linked Securities ─ Auto-Callable with Contingent Downside

Hypothetical Examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities assuming the following terms:

Term:	2 years, unless earlier automatically called
Contingent Protection:	30%
Original Offering Price:	$1,000 per Market Linked Security
Call Date / Call Premium:	Call Date	Call Premium
	1st call date (at 1 year)	7.00% of the original offering price
	2nd call date (at 1.5 years)	10.50% of the original offering price
	3rd call date (at 2 years)	14.00% of the original offering price
Starting Level:	1,000
Threshold Level:	700, which is equal to 70% of the starting level

The first hypothetical example below illustrates a scenario in which these Market Linked Securities are automatically called on a call date for the original offering price plus the call premium applicable to that call date. The second and third hypothetical examples below illustrate scenarios in which the Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the underlying from the starting level to the ending level.

Example 1:

Closing Level on 1st Call Date: 1,200

Because the closing level of the underlying on the 1st call date is greater than or equal to the starting level, these Market Linked Securities would be automatically called on the 1st call date and, on the related call settlement date, you would receive the original offering price of $1,000 per Market Linked Security plus a call premium of 7.00% of the original offering price. In this example, the total payment upon automatic call would be $1,070 per Market Linked Security.

Even though the underlying appreciated by 20% from its starting level to its closing level on the 1st call date in this example, your return is limited to the call premium of 7.00% that is applicable to the 1st call date.

Example 2:

Closing Level on 1st Call Date: 980

Closing Level on 2nd Call Date: 950

Closing Level on 3rd Call Date: 900 (ending level)

Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. However, because the ending level is greater than the threshold level (i.e., it has not declined from the starting level by more than the 30% contingent protection), you would be repaid the original offering price of $1,000 per Market Linked Security at maturity.

Market Linked Securities ─ Auto-Callable with Contingent Downside | A-6

Example 3:

Closing Level on 1st Call Date: 850

Closing Level on 2nd Call Date: 700

Closing Level on 3rd Call Date: 500 (ending level)

Because the hypothetical closing level of the underlying is less than the starting level on each call date, these Market Linked Securities would not be automatically called and you would not receive a call premium. Furthermore, because the ending level is less than the threshold level (i.e., it has declined from the starting level by more than the 30% contingent protection), you would incur a loss on your investment equal to the full decline of the underlying from the starting level to the ending level.

Your payment at maturity in this example would be calculated as follows:

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Estimated value of Market Linked Securities — Auto-Callable with Contingent Downside

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-7 | Market Linked Securities ─ Auto-Callable with Contingent Downside

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings) and any return in excess of the applicable call premium.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Gain or increase exposure to different asset classes and who believe that the closing level of the underlying will be greater than or equal to the starting level on one of the call dates

•	Receive a fixed return if the underlying is flat or appreciates at all and contingent protection against a moderate decline in the underlying in lieu of participation in any potential market appreciation beyond a fixed call premium

•	Supplement their existing investments with the return profile provided by these Market Linked Securities

•	Obtain exposure to an underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the underlying in a moderately declining or a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, or possibly all, of your initial investment as a result of a percentage decline of the underlying that exceeds the amount of contingent protection?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Does contingent protection against moderate market declines take precedence for you over participation in any appreciation of the underlying beyond the fixed call premium and dividend payments?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities ─ Auto-Callable with Contingent Downside | A-8

General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called, and the ending level is less than the threshold level, you will be fully exposed to the decline of the underlying from the starting level to the ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Limited upside. The potential return on these Market Linked Securities is limited to the applicable call premium, regardless of the performance of the underlying. The underlying may appreciate by significantly more than the percentage represented by the applicable call premium from the starting level to the closing level on the applicable call date, in which case an investment in these Market Linked Securities will underperform a hypothetical alternative investment providing a one-to-one return based on the performance of the underlying. Furthermore, if these Market Linked Securities are automatically called on an earlier call date, you will receive a lower call premium than if these Market Linked Securities were automatically called on a later call date.

•	Reinvestment risk. If these Market Linked Securities are automatically called prior to the final call date, the term of these Market Linked Securities will be less than the full term to maturity. There is no guarantee that you would be able to reinvest the proceeds from an investment in these Market Linked Securities at a comparable return for a similar level of risk in the event these Market Linked Securities are automatically called prior to maturity.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the call premium applicable to the next call date.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

A-9 | Market Linked Securities ─ Auto-Callable with Contingent Downside

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlying or the value of these Market Linked Securities.

•	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.

•	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities ─ Auto-Callable with Contingent Downside | A-10

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2021 Wells Fargo Securities, LLC. All rights reserved. WCS-2539861 (11/16)